Exhibit 10.2

CONSULTING AGREEMENT

THIS AGREEMENT is between Vered Bisker-Leib (“Consultant”) and Compass Therapeutics, Inc. (the “Company”) (each a “Party” and collectively the “Parties”). This Agreement is made and entered into effective as of (and, as applicable, retroactive to) the “Employment Separation Date” of the Separation Agreement to which this Consulting Agreement is attached (the “Separation Agreement”), provided that the Separation Agreement has become fully effective. If the Separation Agreement does not become fully effective, this Agreement shall be void. Capitalized but undefined terms in this Agreement are defined in the Separation Agreement.

The Company and Consultant hereby further agree as follows:

1.                   Services. The Company hereby engages Consultant as a Senior Consultant to provide to the Company, and Consultant agrees to provide to the Company under the terms and conditions of this Agreement, up to 16 hours per calendar month of strategic consulting and advisory services as reasonably requested by the Company, with any excess hours of services subject to the mutual agreement of the Parties. The Consultant may deliver the services by videoconference, teleconference, or email or, if mutually agreed by the Parties, in-person.  The Consultant shall deliver the services at such times as the Company may reasonably request. The services described in this Section are collectively referred to as the “Services.”

2.                   Term of Agreement; Termination. Consultant’s service relationship under this Agreement shall commence as of the Employment Separation Date and shall end upon the earliest of: (i) the fifteen month anniversary of the Employment Separation Date; (ii) 30 days following the receipt by the Company of a written notice of termination from the Consultant; (iii) the Consultant’s receipt of written notice from the Company of Consultant’s material breach of this Agreement, the Separation Agreement, or the Continuing Obligations (iv) the date of Consultant’s death or disability which (in the case of disability) last longer than 30 days. Subject to the foregoing sentence, the period of Consultant’s service under this Agreement is the “Consulting Period.” The last day of the Consulting Period is the “Consulting End Date.”

3.                   Compensation. During the Consulting Period:

3.1              The Company shall pay Consultant at the rate of $45,000 annually , payable in quarterly installments in arrears.

3.2              Consultant shall continue to vest in Consultant’s existing equity rights (in effect as of the Employment Separation Date) during the Consulting Period, subject in all respects to the Equity Documents.

4.                   Covenants of Consultant. Consultant agrees that during the Consulting Period: Consultant shall not:

(i) hire, recruit or otherwise solicit, entice, induce or divert, or attempt to solicit, entice, induce or divert, any employees or independent contractors or customers of the Company, or any of its subsidiaries or affiliates, to terminate their employment or business relationship with, or otherwise cease or diminish their employment or business relationship with, the Company or any of its subsidiaries or affiliates;

(ii) solicit any customers, suppliers or vendors of the Company with the purpose or effect of causing such customers, suppliers or vendor to reduce or terminate its business relationship with the Company; or

(iii) disparage the Company or any Releasee in any way.

The confidentiality and restrictive covenants in this Agreement are in addition to, and do not supersede or limit in any respect, the Continuing Obligations.

5.                   Independent Contractor. Consultant is not, nor shall Consultant be deemed to be at any time during the Consulting Period, an employee of the Company, and therefore Consultant shall not be entitled to any benefits provided by the Company to its employees (including such items as health and disability benefits). Consultant’s status and relationship with the Company shall be that of an independent contractor and consultant. Consultant shall not state or imply, directly or indirectly, that Consultant is empowered to bind the Company without the Company’s prior written consent. Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the Parties. Consultant shall be solely responsible for payment of all charges and taxes arising from his or her relationship to the Company as an independent contractor. While Consultant will receive instruction on the objects and goals for which Consultant is responsible, the Company has no right to control the manner in which Consultant performs the Services under this Agreement and Consultant is free to perform the Services in the time, place and manner Consultant deems fit and in accordance with recognized standards for such services. Subject to Consultant’s Continuing Obligations, Consultant retains the right to perform services for entities other than the Company at any given time as long as such service does not pose a conflict of interest with service for the Company. Consultant will exercise her best judgment to ensure her ability to serve multiple entities in a professional and high quality manner and that concurrent engagements will not pose a conflict of interest.

6.                   Indemnification. Consultant shall indemnify and hold the Company, its affiliates and their respective directors, officers, agents and employees harmless from and against all claims, demands, losses, damages and judgments, including court costs and attorneys’ fees, arising out of or based upon any breach or alleged breach by Consultant of any obligation set forth in this Agreement, or Consultant’s gross negligence or willful misconduct. Consultant agrees that Consultant shall be responsible for paying any taxes imposed on the Company’s payments to Consultant under this Agreement.

7.                   Confidentiality and Intellectual Property. The Parties agree that Sections 5 (“Confidential Information”) and 6 (“Inventions”) of the Restrictive Covenants Agreement are incorporated by reference herein and apply to Consultant’s service relationship during the Consulting Period. To effectuate this purpose, all references to employ, employee, employment and derivations thereof and therefrom in the Restrictive Covenants Agreement shall be interpreted also to include Consultant’s service relationship during the Consulting Period.

8.                   Miscellaneous. This Agreement together with all exhibits hereto, contains the entire understanding of the Parties with respect to the matters contained herein, and supersedes all proposals and agreements, written or oral, and all other communications between the Parties relating to the subject matter of this Agreement. Neither this Agreement nor any right or obligation hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company. The Company may assign this Agreement to its affiliates, successors and assigns. Consultant expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ Consultant may be transferred without the necessity that this Agreement be resigned at the time of such transfer. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to its conflict of laws rules. This Agreement may not be modified or amended except in writing signed or executed by Consultant and the Company. In case any provisions (or portions thereof) contained in this Agreement will, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date last below written.

CONSULTANT	THE COMPANY

By: ___________________________________________
___________________________________________
Name (Print): Vered Bisker-Leib	Name (Print) ____________________________________

Date: _______________________________________	Title: __________________________________________

Date: __________________________________________